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                                                                   EXHIBIT 10.30



                       INTEREST ESCROW SECURITY AGREEMENT

                  This INTEREST ESCROW SECURITY AGREEMENT (the "Agreement"), dated as of August 25, 1998, among Northwestern Trust and Investors Advisory Company, as Depositary (in such capacity, the "Depositary"), the holders set forth on Schedule A attached hereto (the "Holders") of the certain promissory notes (the "Notes") dated the date hereof, of Intracel Corporation, a Delaware corporation (the "Company"), and the Company. All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York, and all references herein to the "Revised UCC" shall mean the 1994 Official Text of Article 8 of the Uniform Commercial Code with conforming amendments to Article 9.

                                    RECITALS

                  A. Pursuant to that certain Securities Purchase Agreement dated as of August 25, 1998 (the "Securities Purchase Agreement"), between the Company, its Subsidiaries and the Holders, the Company is issuing the Notes (as that term is defined in the Securities Purchase Agreement).

                  B. Pursuant to the Securities Purchase Agreement, the Company shall initially deposit in the Securities Account (as defined in Section 2(a) hereof) Four Million Nine Hundred and Twenty Thousand Dollars ($4,920,000) in cash (which amount will be sufficient to pay, together with the proceeds from the investment thereof, a minimum of twelve months interest on the Notes) to be held in the Securities Account subject to the terms and conditions of this Agreement.

                  C. Pursuant to the Securities Purchase Agreement, the Company shall be required to deposit certain additional amounts in the Securities Account in cash.

                  D. As security for its Obligations (as such term is defined in the Security Agreement, dated as of the date hereof among the Company and the Holders (the "Securities Agreement")) under the Securities Purchase Agreement, the Notes and the Ancillary Agreements, the Company hereby grants to the Holders, a first priority perfected Security Interest in and Lien upon the Securities Account.

                  E. The parties have entered into this Agreement in order to
(i) create the Security Interest in favor of the Holders of the Securities Account, (ii) obtain certain assurances herein from the Depositary, including, without limitation, establishing the Holders' control (within the meaning of the Revised UCC) over the Securities Account, and (iii) set forth the manner in which funds will be disbursed from the Securities Account and released from the Security Interest and Lien described above.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants, agreements and other consideration contained and



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exchanged herein, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereto covenant and otherwise agree as follows:

                  1. Defined Terms. For all purposes of this Agreement, all capitalized terms not otherwise defined below, shall have the same meaning set forth in the Securities Purchase Agreement.

                  "Affiliate" has the meaning specified in Section 1.1 of the Securities Purchase Agreement.

                  "Available Funds" means (A) the sum of (i) the cash equal to the Initial Deposit Amount, (ii) subsequent cash amounts deposited, if any, into the Securities Account, (iii) cash interest or dividends paid into the Securities Account with respect to the funds in the Securities Account from time to time and (iv) the Fair Market Value of holdings of Marketable Securities in the Securities Account, less (B) the aggregate cash disbursements previously made pursuant to this Agreement.

                  "Business Day" means any day of the week other than Saturday, Sunday and days on which banking institutions in Seattle, Washington are closed.

                  "Collateral" shall have the meaning given in Section 5(a) hereof.

                  "Default" shall have the meaning ascribed to it in the Notes.

                  "Eligible Institution" has the meaning specified in Section
1.1 of the Securities Purchase Agreement.

                  "Event of Default" shall have the meaning ascribed to it in the Notes.

                  "Initial Deposit Amount" shall mean $4,920,000

                  "Interest Payment Date" means, for any year, November 25, February 25, May 25 and August 25, beginning with the Interest Payment Date of November 25, 1998.

                  "Issue Date" means August 25, 1998.

                  "Marketable Securities" means the following securities or financial Assets maturing not later than 180 days after their acquisition: (i) U.S. Treasury Bills, notes and bonds payable thereby and agreements to repurchase such instruments; (ii) any certificate of deposit issued by, or time deposit of, an Eligible Institution; (iii) commercial paper issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's; (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and
(v) any Investment Company (as such term is defined by the Investment Company Act of 1940) fund investing exclusively in investments of the types described in clauses (i) through (iv) above.



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                  "Payment Notice and Disbursement Request" means a notice sent by the Required Holders to the Depositary, which may be in the form of Exhibit A hereto.

                  "Qualified Equity Transaction" means the sale by the Company of its securities, whether in a public offering registered under the Securities Act of 1933, as amended, or otherwise, which sale has an aggregate offering price of not less than $40,000,000 and results in aggregate proceeds to the Company (net of selling expenses and underwriters' discount or selling agent's commission) of not less than $35,000,000.

                  "Required Holders" has the meaning specified in Section 1.1 of the Securities Purchase Agreement.

                  "Securities Account" shall have the meaning given in Section 2(a).

                  "Security Interest" has the meaning specified in Section 1(a) of the Security Agreement.

         2.       Securities Account.

                  (a) Establishment of Securities Account. The Depositary hereby confirms and agrees that (i) the Depositary has established account number "000398" under the name "Escrow A/C" (such account and any successor account, the "Securities Account"), (ii) the Securities Account is a "securities account" as such term is defined in Section 8-501(a) of the Revised UCC, (iii) the Depositary shall, subject to the terms of this Agreement, treat the Holders as the parties entitled to exercise the rights that comprise any financial Asset credited to the Securities Account, (iv) all Assets delivered to, and actually received by, the Depositary pursuant, to this Agreement will be promptly credited to the Securities Account, and (v) all securities or other Assets underlying any financial Assets credited to the Securities Account shall be registered in the name of the Depositary or one of its agents or nominees, indorsed to the Depositary or in blank or credited to another securities account maintained in the name of the Depositary and in no case will any financial Asset credited to the Securities Account be registered in the name of the Company, payable to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed to the Depositary or in blank.

                  (b) Investment of Funds in Securities Account. Funds deposited in the Securities Account shall be invested and reinvested only upon the following terms and conditions:

                           (i) Acceptable Investments. All funds deposited or
                  held in the Securities Account at any time shall be invested in cash or Marketable Securities. Unless a Default or Event of Default or any event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default has occurred or would result therefrom or the Required Holders have otherwise notified the Depositary, the Company may instruct the Depositary in writing with respect to the Marketable Securities in which the funds will be invested. The Depositary shall have the right with acquittance and without liability to rely on any such instructions from the Company unless the Depositary shall have been notified otherwise in writing by the Required Holders.



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                           (ii) Security Interest in Investments. No investment
                  of funds in the Securities Account shall be made unless the Company has certified to the Required Holders, with a copy of the certification being sent to the Depositary, that, upon such investment, the Holders will have a first priority perfected security interest in the applicable investment.

                           (iii) Interest and Dividends. All interest earned and
                  dividends paid on funds invested in cash or Marketable Securities shall be deposited in the Securities Account as additional Collateral for the exclusive benefit of the Holders of the Notes and shall be reinvested in accordance with the terms hereof at the Company's direction, unless a Default or Event of Default or an event that with the lapse of time or the giving of a notice or both, would constitute an Event of Default has occurred and the Required Holders have notified the Depositary in writing that it should only take direction from the Required Holders or should no longer take further written direction from the Company.

                  3. Funding Requirements. The Company shall direct the Purchasers to and the Purchasers shall deposit by wire transfer in accordance with the written instruction received from the Depositary on the Closing Date in the Securities Account the Initial Deposit Amount. Thereafter, the Company shall be required to replenish the funds in the Securities Account to the extent necessary on each Interest Payment Date at such times when the Available Funds in the Securities Account are less than the appropriate amounts as specified in clauses (A) and (B) of this Section 3 (the "Shortfall"), and such replenishment shall be made in the amount of such Shortfall within five (5) Business Days after such notification of the Shortfall has been provided. The Company shall be entitled to rely conclusively in making the foregoing determination on information provided to it by the Depositary. The balance in the Securities Account shall be maintained, as of each Interest Payment Date, at an amount sufficient to provide (A) for the period prior to the date on which the Company notifies the Depositary in writing of the consummation of a Qualified Equity Transaction (the "Effective Date") (and thereafter if the Effective Date is not on or before July 1, 1999), for the next four successive payments of interest on the then Outstanding Notes on the applicable Interest Payment Dates, and, if necessary, (B) provided the Effective Date is on or before July 1, 1999, thereafter, the funds in the Securities Account shall be replenished to an amount sufficient to pay the next four successive payments of interest, and, after two successive full payments of interest thereafter, the funds shall thereafter be maintained at a level sufficient to pay the next two successive payments of interest on the then Outstanding Notes on the applicable Interest Payment Dates. The Company's obligation to provide such funds and to maintain such balance as described in either clause (A) or (B) above shall, in all respects, terminate on the date on which the Company shall have fully paid all interest accrued through and including the twelfth successive Interest Payment Date (the "Termination Date"). The Depositary agrees to send a statement not less frequently than quarterly by the fifteenth day of each month in which the Depositary provides such statement, a statement of the balance and activity in the Securities Account for the period covered by such statement.

         4.       Disbursements.



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                  (a) Payment Notice and Disbursement Requests; Disbursements.
Prior to the disbursement of any funds from the Securities Account by the Depositary, the Company must deliver to the Depositary the written consent of the Holders to such disbursement. The Company shall obtain such written consent by delivering notice (the "Disbursement Notice") to the Holders of a proposed disbursement five (5) Business Days prior to such date on which such disbursement is to be made (the "Disbursement Date"), which Disbursement Notice shall contain the time period to which such payment applies and the amount of the disbursement. Promptly after receipt of the Disbursement Notice from the Company, the Holders shall notify the Depositary of their consent, if any, to the disbursement of funds on the Disbursement Date by delivery of a Payment Notice and Disbursement Request substantially in the form of Exhibit A attached hereto. No disbursements of funds from the Securities Account shall be made by the Depositary without receipt of the Payment Notice and Disbursement Request from the Holders authorizing such disbursement.

                  (b) All disbursements from the Securities Account must be made in cash and shall apply solely to the payment of interest due under the Notes, except in the event of a Default, an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, or termination of this Agreement in accordance with the provisions of
Section 6 hereof, in which case written notice thereof shall be provided to the Depositary by the Required Holders and disbursements of amounts from the Securities Account shall be made in accordance with the provisions of Section 6(b)(v) of the Notes.

                  (c) Notwithstanding the provisions contained in Section 4(a) above, the Holders may, at any time or from time to time, issue a written payment demand to the Depositary without any prior notice to or from the Company if: (i) there shall be interest due under the Notes which is five (5) or more days past due; or (ii) in their reasonable judgment, the Required Holders have concluded that a Default, Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, or would result therefrom under Section 6(a)(vi) of the Notes and written notice thereof shall be provided to the Depositary by the Required Holders. The Depositary shall pay to the Holders promptly after receipt of their payment demand, the sums specified therein with respect to any payments due pursuant to the provisions of this Section 4(c).

                  (d) Retired Notes. In the event that the funds held in the Securities Account exceed the respective amounts provided for in Section 3 hereof (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payment remaining, up to and including such scheduled interest payments), the Required Holders will be permitted to release to the Company any such excess amount if no Default or Event of Default or event that with the lapse of time, or the giving of notice, or both, would constitute an Event of Default, then exists under the Notes.

         5.       Grant of Security Interest.

                  (a) The Company hereby irrevocably grants a first priority perfected security interest in and pledges, assigns and sets over to the Holders all of the Company's right, title and interest in the Securities Account, and all Assets now or hereafter placed or deposited in, or delivered to the Depositary for placement or deposit in, the Securities Account, including,



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without limitation, all cash and other funds held therein, all Marketable
Securities in the Securities Account established by (or otherwise maintained in the name of) the Depositary pursuant to Section 2 and security entitlements credited to or held in the Securities Account, and all proceeds thereof as well as all rights of the Company under this Agreement (collectively, the "Collateral"), in order to secure all Obligations (as defined in the Security Agreement) of the Company under the Securities Purchase Agreement, the Notes and the Ancillary Agreements.

         The Depositary and the Company hereby acknowledge the Holders' security interest as set forth above. The Company shall take all actions necessary on its part to perfect, protect, maintain and insure the continuance of a first priority perfected Security Interest in the Collateral in favor of the Holders in order to secure all Obligations.

         The rights and powers granted herein to the Holders have been granted in order to perfect their Security Interest in the Securities Account, are powers coupled with an interest and shall neither be affected by the bankruptcy of the Company nor by the lapse of time.

                  (b) Upon demand, the Company will execute and deliver to the Holders such instruments and documents as the Holders may reasonably deem necessary or advisable to confirm or perfect their rights under this Agreement and their interest in the Collateral. The Holders shall be entitled to take all necessary action to preserve and protect the Security Interest created hereby as a Lien and encumbrance upon the Collateral.

                  (c) The Company hereby appoints the Holders as its attorney-in-fact with full power of substitution to do any act which the Company is obligated hereunder to do, and the Holders may exercise such rights as the Company might exercise with respect to the Collateral and take any action in the Company's name to protect the Holders' Security Interest hereunder.

                  (d) In addition to the rights provided in this Agreement upon a Default or an Event of Default, and for so long as such Default or Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default continues or would result therefrom, the Holders may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC, the Revised UCC (if applicable) or other applicable Law, including, without limitation, collecting payment from the Company of any attorney fees incurred by the Holders in exercising such rights and remedies. The Holders may also, upon a Default or an Event of Default or event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, without notice to the Company except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Holders' offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Required Holders may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification within the meaning of the UCC, the Revised UCC, or any other applicable law. The Required Holders shall not be obligated to make any sale



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regardless of notice of sale having been given. The Required Holders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         6. Termination. (a) On the Termination Date, all funds remaining in the Securities Account shall be disbursed by wire transfer as follows:

                  (i) to the Holders, in an amount equal to all accrued unpaid past due interest on the Notes;

                  (ii) to the Holders in an amount equal to all accrued unpaid interest due on the Notes;

                  (iii) to the Holders in an amount equal to all accrued unpaid and past due amounts under the Securities Purchase Agreement, the Notes and any of the Ancillary Agreements;

                  (iv) to the Holders in an amount equal to all other accrued unpaid amounts under the Securities Purchase Agreement, the Notes and any of the Ancillary Agreements;

                  (v) to the Holders in an amount equal to the aggregate principal amount Outstanding under the Notes; and

                  (vi) any surplus of such cash or cash proceeds held by the Holders through the Depositary and remaining on or after the Termination Date shall be paid over to the Company or to whosoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

                  (b) The Company and the Required Holders shall provide the Depositary with written instructions regarding the disbursements to be made pursuant to Section 6(a) on the Termination Date at least five (5) Business Days prior to the Termination Date.

                  (c) This Agreement shall terminate automatically ten (10) days following disbursement of all funds remaining in the Securities Account (including proceeds from the sale of Marketable Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof, not in violation of the Notes, and provided that the Holders may not agree to such earlier termination unless they have received the consent of all Holders of all of the Notes then outstanding); provided, however, that until such tenth day, the Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause the Depositary (including any permitted successor thereto) to continue to act hereunder (or under any such permitted successor agreement).

         7. "Financial Assets" Election. The Depositary hereby agrees that each item of property (whether investment property, financial Asset, security, instrument or cash) comprising the Initial Deposit Amount, Available Funds, Collateral, or any other property otherwise credited to the Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Revised UCC.



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         8. Entitlement Orders. If at any time the Depositary shall receive an
"entitlement order" (within the meaning of Section 8-102(a)(8) of the Revised
UCC) issued by the Holders and relating to the Securities Account, the Depositary shall comply with such entitlement order without further consent by the Company or any other person.

         9. Subordination of Lien; Waiver of Setoff. In the event that the Depositary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Securities Account or any security entitlement credited thereto, the Depositary hereby agrees that such security interest shall be subordinate to the Security Interest of the Holders. The financial Assets and other items deposited to the Securities Account shall not be subject to deduction, set-off, banker's Lien, or any other right in favor of any person other than the Holders (except that the Depositary may set off (a) all amounts due to the Depositary in respect of the Depositary's customary fees and expenses for the routine maintenance and operation of the Securities Account and (b) the face amount of any checks which have been credited to the Securities Account but are subsequently returned unpaid because of uncollected or insufficient funds).

         10. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company. The execution, delivery and performance of this Agreement by the Company does not violate any applicable Law to which the Company is subject and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.

         11. Representations, Warranties and Covenants of the Depositary. The Depositary hereby makes the following representations, warranties and covenants:

                  (a) The Securities Account has been established as set forth in Sections 2 through 4 above and shall be maintained in the manner set forth herein until termination of this Agreement. The Depositary shall not change the name or account number of the Securities Account without the prior written consent of the Required Holders.

                  (b) No financial Asset is or shall be registered in the name of the Company, payable to the Company's order, or specially endorsed to the Company, except to the extent such financial asset has been endorsed to the Depositary or in blank.

                  (c) This Agreement is the valid and legally binding obligation of the Depositary duly authorized, executed and enforceable in accordance with its terms.

                  (d) The Depositary has not entered into, and until the termination of this Agreement shall not enter into, any agreement with any other Person relating to any of the Securities Account and/or any financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Revised UCC) of such person. The Depositary has not entered into any other agreement with the Company or the Holders purporting to limit or condition the obligation of the Depositary to comply with entitlement orders as set forth in Section 8 hereof.



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                  (e) The Depositary shall at all times act as a "financial
intermediary" (within the meaning of Section 8-313(4) of the UCC) or as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the Revised UCC), and as a custodian of funds, as applicable, and will comply with all applicable regulations.

         12. Automatic Stay. If the Company becomes the subject of a bankruptcy or a reorganization case under the United States Bankruptcy Code, the automatic stay imposed by section 362 of the United States Bankruptcy Code will be deemed lifted (or, in the event that a court does not recognize the validity of such deemed lifting of the automatic stay, the parties will use their best efforts to seek relief from the stay), insofar as such stay affects enforcement of the security interest in the Securities Account granted thereby.

         13. Fees and Expenses. The Company agrees to pay the Depositary reasonable compensation for its basic services rendered pursuant to this Agreement. The fees shall be paid within 30 days after the Company has been billed by the Depositary, except for the document review and set-up fee of $1000 plus out-of-pocket legal review expenses which shall be paid by the Company upon establishment of the Securities Account. In the event the Depositary renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Depositary is made a party to any litigation pertaining to this Agreement, or the subject matter hereof, then the Depositary shall also be reasonably compensated by the Company for such extraordinary services and reimbursed by the Company for all costs and expenses, including reasonable attorneys' fees, occasioned by any controversy, litigation or event.

         14. Resignation or Removal of the Depositary. The Depositary may resign upon 30 days' advance written notice of resignation to the Company and the Holders. The Company and the Holders may also jointly at any time remove the Depositary by giving written notice to the Depositary. If the Depositary shall resign or be removed, a successor Depositary, which shall be either a bank, trust company or other financial institution constituting an Eligible Institution (as that term is defined in Section 1.1 of the Securities Purchase Agreement) having an office in the State of Washington and satisfactory to the Company and the Holders, shall be appointed by written instrument executed and delivered by the Company and the Holders to the Depositary and to such successor depositary, and upon the resignation or removal of the predecessor Depositary, the successor depositary shall, without any further act, deed or conveyance, become vested with all the right, title and interest to all property held hereunder, of such predecessor Depositary; provided that such predecessor Depositary shall, on the written request of the Company and the Holders, execute and deliver to such successor depositary an instrument transferring to such successor depositary all right, title and interest hereunder in and to the Securities Account and all other rights hereunder, of such predecessor Depositary. If no successor depositary has been appointed at the end of 30 days after notice of resignation by the Depositary, the Depositary hereunder may petition any court of competent jurisdiction to name a successor depositary.

         15. Depositary Not a Party to Other Agreement. By entering into this Agreement, the Depositary is a party only to this Agreement and the Depositary does not become a party to any other agreement, including, but not limited to, the Securities Purchase Agreement.



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         16. Reliance. The Depositary may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person or persons and shall not be liable in connection with the performance by it of its duties pursuant to the previsions hereof, except for its own willful default or gross negligence. The Company and the Holders shall, jointly and severally, indemnify and save harmless the Depositary for all claims, losses, costs, damages, liabilities and expenses which may be incurred on the part of the Depositary, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder due to:

                  (a) The Depositary's failure to ascertain or comply with the terms of any document, other than this Agreement, and all Exhibits and Schedules attached hereto, unless that document is filed and the Depositary is expressly instructed by this Agreement to comply with a specified paragraph or provision of that document. The Company agrees to indemnify and pay the Holders for any of the Holders' losses, costs, damages, liabilities and expenses ("Holders' Losses") which may be incurred by the Holders as a result of the indemnity provided to the Depositary under this Section 16 except for any Holders' Losses paid to the Depositary by the Holders as a result of the Holders' gross negligence or willful misconduct.

                  (b) Forgeries or false impersonations.

                  (c) Exercise of the Depositary's discretion in any particular manner in any situation in which the Depositary is authorized by this Agreement to exercise its discretion.

                  (d) Any reason other than the Depositary's gross negligence or willful misconduct in following this Agreement and acting as Depositary hereunder.

         17.      Miscellaneous.

                  (a) Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party (provided, in the case of any such waiver by a Holder, that it shall first have obtained the written consent of the Required Holders, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                  (b) Invalidity. If for any reason whatsoever any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

                  (c) Assignment. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the Company and the Holders. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.



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                  (d) Benefit. The parties hereto and their successors and
permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof and to enforce this Agreement.

                  (e) Time. Time is of the essence with respect to each provision of this Agreement.

                  (f) Entire Agreement; Amendments. This Agreement, the Securities Purchase Agreement, the Notes and the other Ancillary Agreements identified in the Securities Purchase Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only with the consent of the Company and the Required Holders, and in the case of any provision referring to the rights and duties of the Depositary, the Depositary.

                  (g) Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; (b) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; or (c) one Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

                           To the Company:

                           Intracel Corporation
                           2005 NW Sammamish Road, Suite 107
                           Issaquah, Washington 98027
                           Attention: Simon R. McKenzie
                           Telecopy:  425-392-2992
                           Telephone:  425-557-1894

                           To the Holders:

                           300 Stamford Place
                           Stamford, Connecticut 06902
                           Attention:  Michael Graves
                           Telecopy: 203-862-8601
                           Telephone:203-863-6224

                           To the Depositary:

                           1201 Third Avenue, 20th Floor
                           Seattle, Washington  98101
                           Attention:  Robert T. Leighton
                           Telecopy:  (206) 442-6401
                           Telephone:  (206) 442-6409
or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.

                  (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (i) Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

                  (j) Choice of Law. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the Laws of the State of New York, without regard to principles of conflicts of Laws that would result in the application of the Law of any jurisdiction other than the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC or the Revised UCC, New York shall be deemed to be the Depositary's location and the Securities Account (as well as the securities entitlements related thereto) shall be governed by the Laws of the State of New York. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York, or by a United States Court, sitting in New York City. The Company hereby submits to the personal jurisdiction of such courts, hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return-receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed, and hereby waives the right to a trial by jury in any action or proceeding with the Depositary.

                  (k) Each of the Depositary and the Holders hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

                  (l) Conflict With Other Agreements. There are no other agreements entered into between the Depositary and the Company with respect to the Securities Account. In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

                  (m) Notice of Adverse Claims. Except for the claims and interest of the Holders and of the Company in the Securities Account, the Depositary does not know of any claim to, or interest in, the Securities Account or in any "financial Asset" (as defined in Section 8-102(a) of the Revised UCC) credited thereto. If any Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or in any financial Asset carried therein, the Depositary shall promptly notify the Holders and the Company thereof.

                  (n) Execution of Agreement. The execution of this Agreement by the Depositary shall conclusively evidence its acceptance and agreement to the terms hereof.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Interest Escrow Security Agreement as of the day first above written.

COMPANY:                                Intracel Corporation

                                        By: /s/ SIMON McKENZIE
                                            ------------------------------------
                                        Name:     Simon McKenzie
                                        Title:    President and Chief
                                                  Executive Officer

HOLDERS:                                NORTHSTAR HIGH YIELD FUND

                                        By: /s/ MICHAEL A. GRAVES
                                            ------------------------------------
                                        Name:     Michael A. Graves
                                        Title:    Vice President

                                        NORTHSTAR HIGH TOTAL RETURN FUND


                                        By: /s/ MICHAEL A. GRAVES
                                            ------------------------------------
                                        Name:     Michael A. Graves
                                        Title:    Vice President

                                        NORTHSTAR HIGH TOTAL RETURN FUND II


                                        By: /s/ MICHAEL A. GRAVES
                                            ------------------------------------
                                        Name:    Michael A. Graves
                                        Title:   Vice President

                                        NORTHSTAR STRATEGIC INCOME FUND


                                        By: /s/ MICHAEL A. GRAVES
                                            ------------------------------------
                                        Name:     Michael A. Graves
                                        Title:    Vice President

DEPOSITARY:                             NORTHWESTERN TRUST AND INVESTORS
                                        ADVISORY COMPANY, as Depositary

                                        By: /s/ DAVID C. WILLIAMS
                                            ----------------------------------
                                           Name:   David C. Williams
                                           Title:  President & CEO

                                    EXHIBIT A

                 Form of Payment Notice and Disbursement Request

                                     [Date]

___________________
___________________
___________________


Attention:  Corporate Agent
            Administration Department


            Re: Disbursement Request No. ____
                [indicate whether revised]

Ladies and Gentlemen:

               We refer to the Interest Escrow Security Agreement, dated as of _________ (the "Interest Escrow Security Agreement") among you (the "Depositary"), the undersigned as Holders, and Intracel Corporation, a Delaware corporation (the "Company"). Capitalized terms used herein shall have the meaning given in the Interest Escrow Security Agreement.

               This letter constitutes a Payment Notice and Disbursement Request under the Interest Escrow Security Agreement.

               The undersigned hereby directs that you make a disbursement of funds contained in the Securities Account in the amount of $________ to the Holders for payment of _________.

               The Depositary is entitled to rely on the foregoing in disbursing funds relating to this Payment Notice and Disbursement Request.

                                          _________, as Holders



                                          By: __________________________________
                                              Name:
                                              Title:

                                    EXHIBIT B

                             Investment Instructions

                      All sums on deposit shall be invested
                        in cash or Marketable Securities.

                                    EXHIBIT C

                                 Depositary Fees